COUNTEROFFER ADDENDUM TO REAL ESTATE PURCHASE AND SALE AGREEMENT

All terms and conditions of the offer (Real Estate Purchase and Sale Agreement) dated **September 13, 2022**, concerning **4965 Harbor Hills Dr** (Address) **Freeland** (City) **WA** (State) **98249** (Zip) (the "Property"), by, **Fundhomes I, LLC-WA01**, as **Buyer** and the undersigned **Estate of Rannveig H Torgersen**, as **Seller** are accepted, except for the following changes.

JRT 09/14/22

MZ 09/14/22

☑ The Purchase Price shall be $ ~~810,000.00~~ $750,000.00 ~~Eight Hundred Ten Thousand and no/100~~ Seven Hundred and Fifty Thousand MZ 09/14/22

☑ **Other.**

F35 (Home Inspection Addendum) - Shall be pass or fail. (As-is) The inspection contingency shall be 7 days.

Closing Agent: Chicago Escrow - Kathy Enters. kathy.enters@ctt.com | phone number (360) 639-4329

The seller has to remove the rock climbing wall in the backyard prior to closing. MZ 09/14/22

JRT 09/14/22

This counteroffer shall expire at 9:00 p.m. on 9/14/2022 (if not filled in, two days after it is delivered), unless it is sooner withdrawn. Acceptance shall not be effective until a signed copy is received by the counterofferor, their broker or at the licensed office of their broker. If this counteroffer is not so accepted, it shall lapse and the Earnest Money shall be refunded to Buyer.

All other terms and conditions of the above offer are incorporated herein by reference as though fully set forth.

Signature	Date	Signature	Date
Janet R Torgersen, PR	09/13/22	Janet R Torgersen, PR	09/14/22

The above counteroffer is accepted.

Signature	Date	Signature	Date

RESIDENTIAL PURCHASE AND SALE AGREEMENT
Specific Terms

1. **Date:** September 13, 2022 **MLS No.:** 1984299 **Offer Expiration Date:** 9/14/2022 2:00PM
2. **Buyer:** Fundhomes I, LLC - WA01 (Buyer / Buyer / Status)
3. **Seller:** Estate of Rannveig H Torgersen (Seller / Seller)
4. **Property:** Legal Description attached as Exhibit A. Tax Parcel No(s).: S716507040010 , ,
   4965 Harbor Hills Drive (Address), Freeland (City), Island (County), WA (State), 98249 (Zip)
5. **Included Items:** ☑ stove/range; ☑ refrigerator; ☑ washer; ☑ dryer; ☑ dishwasher; ☐ hot tub; ☐ fireplace insert; ☐ wood stove; ☐ satellite dish; ☐ security system; ☐ attached television(s); ☐ attached speaker(s); ☐ microwave; ☐ generator; ☑ other Disposal See Form 36 Counter
   MZ 09/14/22 MZ 09/14/22
6. **Purchase Price:** $ ~~750,000.00~~ $750,000.00 ~~Seven Hundred Fifty Thousand~~ Seven Hundred and Fifty Thousand Dollars
7. **Earnest Money:** $ 23,100.00 ☐ Check; ☐ Note; ☐ Wire; ☑ Other wire/check
   Delivery Date 3 days after mutual acceptance; to be held by ☐ Buyer Brokerage Firm; ☑ Closing Agent
8. **Default:** (check only one) ☑ Forfeiture of Earnest Money; ☐ Seller's Election of Remedies
9. **Title Insurance Company:** Chicago Title and Escrow
10. **Closing Agent:** Chicago Title and Escrow (Company) See Form 36 Counter (Individual (optional))
11. **Closing Date:** 10/19/2022 or Sooner ; **Possession Date:** ☑ on Closing; ☐ Other
12. **Services of Closing Agent for Payment of Utilities:** ☑ Requested (attach NWMLS Form 22K); ☐ Waived
13. **Charges/Assessments Levied Before but Due After Closing:** ☐ assumed by Buyer; ☑ prepaid in full by Seller at Closing
14. **Seller Citizenship (FIRPTA):** Seller ☐ is; ☑ is not a foreign person for purposes of U.S. income taxation
15. **Agency Disclosure:** Buyer represented by: ☑ Buyer Broker; ☐ Buyer/Listing Broker (dual agent); ☐ unrepresented
    Seller represented by: ☑ Listing Broker; ☐ Listing/Buyer Broker (dual agent); ☐ unrepresented
16. **Addenda:** 22A(Financing), 22D(Optional Clauses), 22K(Utilities), 34(Addendum), 35(Inspection)

Buyer		Seller	
Ming Zhu (Buyer Signature)	09/13/2022 (Date)	Janet R Torgersen, PR (Seller Signature)	09/13/22 (Date)
Buyer Signature	Date	Seller Signature	Date
Buyer Address		Seller Address	
City, State, Zip		City, State, Zip	
Buyer Phone No.	Fax No.	(000) 000-0000 Seller Phone No.	Fax No.
Buyer E-mail Address		Seller E-mail Address	
Kelly Right RE of Seattle LLC (Buyer Brokerage Firm)	2821 (MLS Office No.)	KW South Whidbey (Listing Brokerage Firm)	4746 (MLS Office No.)
Yuqiu Du (Buyer Broker (Print))	131429 (MLS LAG No.)	Suzanne Leisher (Listing Broker (Print))	94481 (MLS LAG No.)
(206) 525-5235 (Firm Phone No.) / (206) 513-5241 (Broker Phone No.)	(206) 525-5239 (Firm Fax No.)	(360) 321-8000 (Firm Phone No.) / (425) 446-2380 (Broker Phone No.)	(360) 321-7915 (Firm Fax No.)
paperwork@kellyright.com (Firm Document E-mail Address)		kwnotices@whidbey.com (Firm Document E-mail Address)	
jy.yuqiudu@gmail.com (Buyer Broker E-mail Address)		suzannel@whidbey.com (Listing Broker E-mail Address)	
22023271 (Buyer Broker DOL License No.)	18963 (Firm DOL License No.)	22015961 (Listing Broker DOL License No.)	24392 (Firm DOL License No.)

RESIDENTIAL PURCHASE AND SALE AGREEMENT
General Terms

a. **Purchase Price.** Buyer shall pay to Seller the Purchase Price, including the Earnest Money, in cash at Closing, unless otherwise specified in this Agreement. Buyer represents that Buyer has sufficient funds to close this sale in accordance with this Agreement and is not relying on any contingent source of funds, including funds from loans, the sale of other property, gifts, retirement, or future earnings, except to the extent otherwise specified in this Agreement. The parties shall use caution when wiring funds to avoid potential wire fraud. Before wiring funds, the party wiring funds shall take steps to confirm any wire instructions via an independently verified phone number and other appropriate measures.

b. **Earnest Money.** Buyer shall deliver the Earnest Money by the Delivery Date listed in Specific Term 7 (2 days after mutual acceptance if not filled in) to the party holding the Earnest Money (Buyer Brokerage Firm or Closing Agent). If sent by mail, the Earnest Money must arrive at Buyer Brokerage Firm or Closing Agent by the Delivery Date. If the Earnest Money is held by Buyer Brokerage Firm and is over $10,000.00 it shall be deposited into an interest bearing trust account in Buyer Brokerage Firm's name provided that Buyer completes an IRS Form W-9. Interest, if any, after deduction of bank charges and fees, will be paid to Buyer. Buyer shall reimburse Buyer Brokerage Firm for bank charges and fees in excess of the interest earned, if any. If the Earnest Money held by Buyer Brokerage Firm is over $10,000.00 Buyer has the option to require Buyer Brokerage Firm to deposit the Earnest Money into the Housing Trust Fund Account, with the interest paid to the State Treasurer, if both Seller and Buyer so agree in writing. If the Buyer does not complete an IRS Form W-9 before Buyer Brokerage Firm must deposit the Earnest Money or the Earnest Money is $10,000.00 or less, the Earnest Money shall be deposited into the Housing Trust Fund Account. Buyer Brokerage Firm may transfer the Earnest Money to Closing Agent at Closing. If all or part of the Earnest Money is to be refunded to Buyer and any such costs remain unpaid, the Buyer Brokerage Firm or Closing Agent may deduct and pay them therefrom. The parties instruct Closing Agent to provide written verification of receipt of the Earnest Money and notice of dishonor of any check to the parties and Brokers at the addresses and/or fax numbers provided herein.

Upon termination of this Agreement, a party or the Closing Agent may deliver a form authorizing the release of Earnest Money to the other party or the parties. The party(s) shall execute such form and deliver the same to the Closing Agent. If either party fails to execute the release form, a party may make a written demand to the Closing Agent for the Earnest Money. Pursuant to RCW 64.04, Closing Agent shall deliver notice of the demand to the other party within 15 days. If the other party does not object to the demand within 20 days of Closing Agent's notice, Closing Agent shall disburse the Earnest Money to the party making the demand within 10 days of the expiration of the 20 day period. If Closing Agent timely receives an objection or an inconsistent demand from the other party, Closing Agent shall commence an interpleader action within 60 days of such objection or inconsistent demand, unless the parties provide subsequent consistent instructions to Closing Agent to disburse the earnest money or refrain from commencing an interpleader action for a specified period of time. Pursuant to RCW 4.28.080, the parties consent to service of the summons and complaint for an interpleader action by first class mail, postage prepaid at the party's usual mailing address or the address identified in this Agreement. If the Closing Agent complies with the preceding process, each party shall be deemed to have released Closing Agent from any and all claims or liability related to the disbursal of the Earnest Money. If either party fails to authorize the release of the Earnest Money to the other party when required to do so under this Agreement, that party shall be in breach of this Agreement. For the purposes of this section, the term Closing Agent includes a Buyer Brokerage Firm holding the Earnest Money. The parties authorize the party commencing an interpleader action to deduct up to $500.00 for the costs thereof.

c. **Included Items.** Any of the following items, including items identified in Specific Term No. 5 if the corresponding box is checked, located in or on the Property are included in the sale: built-in appliances; wall-to-wall carpeting; curtains, drapes and all other window treatments; window and door screens; awnings; storm doors and windows; installed television antennas; ventilating, air conditioning and heating fixtures; trash compactor; garbage disposal; fireplace doors, gas logs and gas log lighters; irrigation fixtures; electric garage door openers; water heaters; installed electrical fixtures; lighting fixtures; shrubs, plants and trees planted in the ground; and other fixtures; and all associated operating remote controls. Unless otherwise agreed, if any of the above items are leased or encumbered, Seller shall acquire clear title before Closing.

d. **Condition of Title.** Unless otherwise specified in this Agreement, title to the Property shall be marketable at Closing. The following shall not cause the title to be unmarketable: rights, reservations, covenants, conditions and restrictions, presently of record and general to the area; easements and encroachments, not materially affecting the value of or unduly interfering with Buyer's reasonable use of the Property; and reserved oil and/or mining rights. Seller shall not convey or reserve any oil and/or mineral rights after mutual acceptance without Buyer's written consent. Monetary encumbrances or liens not assumed by Buyer, shall be paid or discharged by Seller on or before Closing. Title shall be conveyed by a Statutory Warranty Deed. If this Agreement is for conveyance of a buyer's interest in a Real Estate Contract, the Statutory Warranty Deed shall include a buyer's assignment of the contract sufficient to convey after acquired title.

MZ 09/13/2022				JRT 09/13/22			
Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date

e. **Title Insurance**. Seller authorizes Buyer's lender or Closing Agent, at Seller's expense, to apply for the then-current ALTA form of Homeowner's Policy of Title Insurance for One-to-Four Family Residence, from the Title Insurance Company. If Seller previously received a preliminary commitment from a Title Insurance Company that Buyer declines to use, Buyer shall pay any cancellation fees owing to the original Title Insurance Company. Otherwise, the party applying for title insurance shall pay any title cancellation fee, in the event such a fee is assessed. If the Title Insurance Company selected by the parties will not issue a Homeowner's Policy for the Property, the parties agree that the Title Insurance Company shall instead issue the then-current ALTA standard form Owner's Policy, together with homeowner's additional protection and inflation protection endorsements, if available. The Title Insurance Company shall send a copy of the preliminary commitment to Seller, Listing Broker, Buyer and Buyer Broker. The preliminary commitment, and the title policy to be issued, shall contain no exceptions other than the General Exclusions and Exceptions in the Policy and Special Exceptions consistent with the Condition of Title herein provided. If title cannot be made so insurable prior to the Closing Date, then as Buyer's sole and exclusive remedy, the Earnest Money shall, unless Buyer elects to waive such defects or encumbrances, be refunded to the Buyer, less any unpaid costs described in this Agreement, and this Agreement shall thereupon be terminated. Buyer shall have no right to specific performance or damages as a consequence of Seller's inability to provide insurable title.

f. **Closing and Possession**. This sale shall be closed by the Closing Agent on the Closing Date. If the Closing Date falls on a Saturday, Sunday, legal holiday as defined in RCW 1.16.050, or day when the county recording office is closed, the Closing Agent shall close the transaction on the next day that is not a Saturday, Sunday, legal holiday, or day when the county recording office is closed. "Closing" means the date on which all documents are recorded and the sale proceeds are available to Seller. Seller shall deliver keys and garage door remotes to Buyer on the Closing Date or on the Possession Date, whichever occurs first. Buyer shall be entitled to possession at 9:00 p.m. on the Possession Date. Seller shall maintain the Property in its present condition, normal wear and tear excepted, until the Buyer is provided possession. Seller shall either repair or replace any system or appliance (including, but not limited to plumbing, heat, electrical, and all Included Items) that becomes inoperative or malfunctions prior to Closing with a system or appliance of at least equal quality. Buyer reserves the right to walk through the Property within 5 days of Closing to verify that Seller has maintained the Property and systems/appliances as required by this paragraph. Seller shall not enter into or modify existing leases or rental agreements, service contracts, or other agreements affecting the Property which have terms extending beyond Closing without first obtaining Buyer's consent, which shall not be unreasonably withheld. If possession transfers at a time other than Closing, the parties shall execute NWMLS Form 65A (Rental Agreement/Occupancy Prior to Closing) or NWMLS Form 65B (Rental Agreement/Seller Occupancy After Closing) (or alternative rental agreements) and are advised of the need to contact their respective insurance companies to assure appropriate hazard and liability insurance policies are in place, as applicable.

RCW 19.27.530 requires the seller of any owner-occupied single-family residence to equip the residence with a carbon monoxide alarm(s) in accordance with the state building code before a buyer or any other person may legally occupy the residence following the sale. RCW 43.44.110 requires the seller of a dwelling unit, that does not have at least one smoke detection device, to provide at least one smoke detection device in the unit before the buyer or any other person occupies the unit following a sale. The parties acknowledge that the Brokers are not responsible for ensuring that Seller complies with RCW 19.27.530 or RCW 43.44.110. Buyer and Seller shall hold the Brokers and their Firms harmless from any claim resulting from Seller's failure to install a carbon monoxide alarm(s) or smoke detector(s) in the Property.

g. **Section 1031 Like-Kind Exchange**. If either Buyer or Seller intends for this transaction to be a part of a Section 1031 like-kind exchange, then the other party shall cooperate in the completion of the like-kind exchange so long as the cooperating party incurs no additional liability in doing so, and so long as any expenses (including attorneys' fees and costs) incurred by the cooperating party that are related only to the exchange are paid or reimbursed to the cooperating party at or prior to Closing. Notwithstanding the Assignment paragraph of this Agreement, any party completing a Section 1031 like-kind exchange may assign this Agreement to its qualified intermediary or any entity set up for the purposes of completing a reverse exchange.

h. **Closing Costs and Prorations and Charges and Assessments**. Seller and Buyer shall each pay one-half of the escrow fee unless otherwise required by applicable FHA or VA regulations. Taxes for the current year, rent, interest, and lienable homeowner's association dues shall be prorated as of Closing. Buyer shall pay Buyer's loan costs, including credit report, appraisal charge and lender's title insurance, unless provided otherwise in this Agreement. If any payments are delinquent on encumbrances which will remain after Closing, Closing Agent is instructed to pay such delinquencies at Closing from money due, or to be paid by, Seller. Buyer shall pay for remaining fuel in the fuel tank if, prior to Closing, Seller obtains a written statement from the supplier as to the quantity and current price and provides such statement to the Closing Agent. Seller shall pay all utility charges, including unbilled charges. Unless waived in Specific Term No. 12, Seller and Buyer request the services of Closing Agent in disbursing funds necessary to satisfy unpaid utility charges in accordance with RCW 60.80 and Seller shall provide the names and addresses of all utilities providing service to the Property and having lien rights (attach NWMLS Form 22K Identification of Utilities or equivalent).

Buyer is advised to verify the existence and amount of any local improvement district, capacity or impact charges or other assessments that may be charged against the Property before or after Closing. Seller will pay such charges that are or become due on or before Closing. Charges levied before Closing, but becoming due after Closing shall be paid as agreed in Specific Term No. 13.

i. **Sale Information**. Listing Broker and Buyer Broker are authorized to report this Agreement (including price and all terms) to the Multiple Listing Service that published it and to its members, financing institutions, appraisers, and anyone else related to this sale. Buyer and Seller expressly authorize all Closing Agents, appraisers, title insurance companies, and others related to this Sale, to furnish the Listing Broker and/or Buyer Broker, on request, any and all information and copies of documents concerning this sale.

j. **Seller Citizenship and FIRPTA**. Seller warrants that the identification of Seller's citizenship status for purposes of U.S. income taxation in Specific Term No. 14 is correct. Seller shall execute a certification (NWMLS Form 22E or equivalent) under the Foreign Investment in Real Property Tax Act ("FIRPTA") and provide the certification to the Closing Agent within 10 days of mutual acceptance. If Seller is a foreign person for purposes of U.S. income taxation, and this transaction is not otherwise exempt from FIRPTA, Closing Agent is instructed to withhold and pay the required amount to the Internal Revenue Service.

If Seller fails to provide the FIRPTA certification to the Closing Agent within 10 days of mutual acceptance, Buyer may give notice that Buyer may terminate the Agreement at any time 3 days thereafter (the "Right to Terminate Notice"). If Seller has not earlier provided the FIRPTA certification to the Closing Agent, Buyer may give notice of termination of this Agreement (the "Termination Notice") any time following 3 days after delivery of the Right to Terminate Notice. If Buyer gives the Termination Notice before Seller provides the FIRPTA certification to the Closing Agent, this Agreement is terminated and the Earnest Money shall be refunded to Buyer.

k. **Notices and Delivery of Documents**. Any notice related to this Agreement (including revocations of offers or counteroffers) must be in writing. Notices to Seller must be signed by at least one Buyer and shall be deemed delivered only when the notice is received by Seller, by Listing Broker, or at the licensed office of Listing Broker. Notices to Buyer must be signed by at least one Seller and shall be deemed delivered only when the notice is received by Buyer, by Buyer Broker, or at the licensed office of Buyer Broker. Documents related to this Agreement, such as NWMLS Form 17, Information on Lead-Based Paint and Lead-Based Paint Hazards, Public Offering Statement or Resale Certificate, and all other documents shall be delivered pursuant to this paragraph. Buyer and Seller must keep Buyer Broker and Listing Broker advised of their whereabouts in order to receive prompt notification of receipt of a notice.

Facsimile transmission of any notice or document shall constitute delivery. E-mail transmission of any notice or document (or a direct link to such notice or document) shall constitute delivery when: (i) the e-mail is sent to both Buyer Broker and Buyer Brokerage Firm or both Listing Broker and Listing Brokerage Firm at the e-mail addresses specified on page one of this Agreement; or (ii) Buyer Broker or Listing Broker provide written acknowledgment of receipt of the e-mail (an automatic e-mail reply does not constitute written acknowledgment). At the request of either party, or the Closing Agent, the parties will confirm facsimile or e-mail transmitted signatures by signing an original document.

l. **Computation of Time**. Unless otherwise specified in this Agreement, any period of time measured in days and stated in this Agreement shall start on the day following the event commencing the period and shall expire at 9:00 p.m. of the last calendar day of the specified period of time. Except for the Possession Date, if the last day is a Saturday, Sunday or legal holiday as defined in RCW 1.16.050, the specified period of time shall expire on the next day that is not a Saturday, Sunday or legal holiday. Any specified period of 5 days or less, except for any time period relating to the Possession Date, shall not include Saturdays, Sundays or legal holidays. If the parties agree that an event will occur on a specific calendar date, the event shall occur on that date, except for the Closing Date, which, if it falls on a Saturday, Sunday, legal holiday as defined in RCW 1.16.050, or day when the county recording office is closed, shall occur on the next day that is not a Saturday, Sunday, legal holiday, or day when the county recording office is closed. When counting backwards from Closing, any period of time measured in days shall start on the day prior to Closing and if the last day is a Saturday, Sunday or legal holiday as defined in RCW 1.16.050, the specified period of time shall expire on the next day, moving forward, that is not a Saturday, Sunday or legal holiday (e.g. Monday or Tuesday). If the parties agree upon and attach a legal description after this Agreement is signed by the offeree and delivered to the offeror, then for the purposes of computing time, mutual acceptance shall be deemed to be on the date of delivery of an accepted offer or counteroffer to the offeror, rather than on the date the legal description is attached. Time is of the essence of this Agreement.

m. **Integration and Electronic Signatures**. This Agreement constitutes the entire understanding between the parties and supersedes all prior or contemporaneous understandings and representations. No modification of this Agreement shall be effective unless agreed in writing and signed by Buyer and Seller. The parties acknowledge that a signature in electronic form has the same legal effect and validity as a handwritten signature.

RESIDENTIAL PURCHASE AND SALE AGREEMENT
General Terms

n. Assignment. Buyer may not assign this Agreement, or Buyer's rights hereunder, without Seller's prior written consent, unless the parties indicate that assignment is permitted by the addition of "and/or assigns" on the line identifying the Buyer on the first page of this Agreement.

o. Default. In the event Buyer fails, without legal excuse, to complete the purchase of the Property, then the following provision, as identified in Specific Term No. 8, shall apply:

- **i. Forfeiture of Earnest Money**. That portion of the Earnest Money that does not exceed five percent (5%) of the Purchase Price shall be forfeited to the Seller as the sole and exclusive remedy available to Seller for such failure.
- **ii. Seller's Election of Remedies**. Seller may, at Seller's option, (a) keep the Earnest Money as liquidated damages as the sole and exclusive remedy available to Seller for such failure, (b) bring suit against Buyer for Seller's actual damages, (c) bring suit to specifically enforce this Agreement and recover any incidental damages, or (d) pursue any other rights or remedies available at law or equity.

p. Professional Advice and Attorneys' Fees. Buyer and Seller are advised to seek the counsel of an attorney and a certified public accountant to review the terms of this Agreement. Buyer and Seller shall pay their own fees incurred for such review. However, if Buyer or Seller institutes suit against the other concerning this Agreement, or if the party holding the Earnest Money commences an interpleader action, the prevailing party is entitled to reasonable attorneys' fees and expenses.

q. Offer. This offer must be accepted by 9:00 p.m. on the Offer Expiration Date, unless sooner withdrawn. Acceptance shall not be effective until a signed copy is received by the other party, by the other party's broker, or at the licensed office of the other party's broker pursuant to General Term k. If this offer is not so accepted, it shall lapse and any Earnest Money shall be refunded to Buyer.

r. Counteroffer. Any change in the terms presented in an offer or counteroffer, other than the insertion of or change to Seller's name and Seller's warranty of citizenship status, shall be considered a counteroffer. If a party makes a counteroffer, then the other party shall have until 9:00 p.m. on the counteroffer expiration date to accept that counteroffer, unless sooner withdrawn. Acceptance shall not be effective until a signed copy is received by the other party, the other party's broker, or at the licensed office of the other party's broker pursuant to General Term k. If the counteroffer is not so accepted, it shall lapse and any Earnest Money shall be refunded to Buyer.

s. Offer and Counteroffer Expiration Date. If no expiration date is specified for an offer/counteroffer, the offer/counteroffer shall expire 2 days after the offer/counteroffer is delivered by the party making the offer/counteroffer, unless sooner withdrawn.

t. Agency Disclosure. Buyer Brokerage Firm, Buyer Brokerage Firm's Designated Broker, Buyer Broker's Branch Manager (if any) and Buyer Broker's Managing Broker (if any) represent the same party that Buyer Broker represents. Listing Brokerage Firm, Listing Brokerage Firm's Designated Broker, Listing Broker's Branch Manager (if any), and Listing Broker's Managing Broker (if any) represent the same party that the Listing Broker represents. If Buyer Broker and Listing Broker are different persons affiliated with the same Firm, then both Buyer and Seller confirm their consent to Designated Broker, Branch Manager (if any), and Managing Broker (if any) representing both parties as dual agents. If Buyer Broker and Listing Broker are the same person representing both parties then both Buyer and Seller confirm their consent to that person and his/her Designated Broker, Branch Manager (if any), and Managing Broker (if any) representing both parties as dual agents. All parties acknowledge receipt of the pamphlet entitled "The Law of Real Estate Agency."

u. Commission. Seller and Buyer shall pay a commission in accordance with any listing or commission agreement to which they are a party. The Listing Brokerage Firm's commission shall be apportioned between Listing Brokerage Firm and Buyer Brokerage Firm as specified in the listing. Seller and Buyer hereby consent to Listing Brokerage Firm or Buyer Brokerage Firm receiving compensation from more than one party. Seller and Buyer hereby assign to Listing Brokerage Firm and Buyer Brokerage Firm, as applicable, a portion of their funds in escrow equal to such commission(s) and irrevocably instruct the Closing Agent to disburse the commission(s) directly to the Firm(s). In any action by Listing or Buyer Brokerage Firm to enforce this paragraph, the prevailing party is entitled to court costs and reasonable attorneys' fees. Seller and Buyer agree that the Firms are intended third party beneficiaries under this Agreement.

v. Cancellation Rights/Lead-Based Paint. If a residential dwelling was built on the Property prior to 1978, and Buyer receives a Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards (NWMLS Form 22J) after mutual acceptance, Buyer may rescind this Agreement at any time up to 3 days thereafter.

JRT 09/13/22 MZ 09/13/22

w. Information Verification Period. Buyer shall have 10 days after mutual acceptance to verify all information provided from Seller or Listing Brokerage Firm related to the Property. This contingency shall be deemed satisfied unless Buyer gives notice identifying the materially inaccurate information within 10 days of mutual acceptance. If Buyer gives timely notice under this section, then this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

MZ 09/13/2022		JRT 09/13/22	
Buyer's Initials Date	Buyer's Initials Date	Seller's Initials Date	Seller's Initials Date

RESIDENTIAL PURCHASE AND SALE AGREEMENT
General Terms

x. **Property Condition Disclaimer**. Buyer and Seller agree, that except as provided in this Agreement, all representations and information regarding the Property and the transaction are solely from the Seller or Buyer, and not from any Broker. The parties acknowledge that the Brokers are not responsible for assuring that the parties perform their obligations under this Agreement and that none of the Brokers has agreed to independently investigate or confirm any matter related to this transaction except as stated in this Agreement, or in a separate writing signed by such Broker. In addition, Brokers do not guarantee the value, quality or condition of the Property and some properties may contain building materials, including siding, roofing, ceiling, insulation, electrical, and plumbing, that have been the subject of lawsuits and/or governmental inquiry because of possible defects or health hazards. Some properties may have other defects arising after construction, such as drainage, leakage, pest, rot and mold problems. In addition, some properties may contain soil or other contamination that is not readily apparent and may be hazardous. Brokers do not have the expertise to identify or assess defective or hazardous products, materials, or conditions. Buyer is urged to use due diligence to inspect the Property to Buyer's satisfaction and to retain inspectors qualified to identify the presence of defective or hazardous materials and conditions and evaluate the Property as there may be defects and hazards that may only be revealed by careful inspection. Buyer is advised to investigate whether there is a sufficient water supply to meet Buyer's needs. Buyer is advised to investigate the cost of insurance for the Property, including, but not limited to homeowner's, fire, flood, earthquake, landslide, and other available coverage. Buyer acknowledges that local ordinances may restrict short term rentals of the Property. Buyer and Seller acknowledge that home protection plans may be available which may provide additional protection and benefit to Buyer and Seller. Brokers may assist the parties with locating and selecting third party service providers, such as inspectors or contractors, but Brokers cannot guarantee or be responsible for the services provided by those third parties. The parties shall exercise their own judgment and due diligence regarding third-party service providers.

OPTIONAL CLAUSES ADDENDUM TO PURCHASE & SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated **September 13, 2022**

between **Fundhomes I, LLC - WA01** ("Buyer")
Buyer Buyer

and **Estate of Rannveig H Torgersen** ("Seller")
Seller Seller

concerning **4965 Harbor Hills Drive** **Freeland** **WA 98249** (the "Property").
Address City State Zip

CHECK IF INCLUDED:

1. ☑ **Square Footage/Lot Size/Encroachments.** The Listing Broker and Buyer Broker make no representations concerning: (a) the lot size or the accuracy of any information provided by the Seller; (b) the square footage of any improvements on the Property; (c) whether there are any encroachments (fences, rockeries, buildings) on the Property, or by the Property on adjacent properties. Buyer is advised to verify lot size, square footage and encroachments to Buyer's own satisfaction.

2. **Title Insurance.** The Title Insurance clause in the Agreement provides Seller is to provide the then-current ALTA form of Homeowner's Policy of Title Insurance. The parties have the option to provide less coverage by selecting a Standard Owner's Policy or more coverage by selecting an Extended Coverage Policy:

   ☐ **Standard Owner's Coverage.** Seller authorizes Buyer's lender or Closing Agent, at Seller's expense, to apply for the then-current ALTA form of Owner's Policy of Title Insurance, together with homeowner's additional protection and inflation protection endorsements, if available at no additional cost, rather than the Homeowner's Policy of Title Insurance.

   ☐ **Extended Coverage.** Seller authorizes Buyer's lender or Closing Agent, at Seller's expense to apply for an ALTA or comparable Extended Coverage Policy of Title Insurance, rather than the Homeowner's Policy of Title Insurance. Buyer shall pay the increased costs associated with the Extended Coverage Policy, including the excess premium over that charged for Homeowner's Policy of Title Insurance and the cost of any survey required by the title insurer.

3. ☑ **Seller Cleaning.** Seller shall clean the interiors of any structures and remove all trash, debris and rubbish from the Property prior to Buyer taking possession.

4. ☑ **Personal Property.** Unless otherwise agreed, Seller shall remove all personal property from the Property not later than the Possession Date. Any personal property remaining on the Property thereafter shall become the property of Buyer, and may be retained or disposed of as Buyer determines.

5. ☑ **Utilities.** To the best of Seller's knowledge, Seller represents that the Property is connected to:
   ☑ public water main; ☑ public sewer main; ☐ septic tank; ☐ well (specify type) ____________;
   ☐ irrigation water (specify provider) ____________; ☐ natural gas; ☐ telephone; ☑ electricity;
   ☐ cable (specify provider) ____________; ☐ internet (specify provider) ____________;
   ☐ other ____________.

6. ☐ **Insulation - New Construction**. If this is new construction, Federal Trade Commission Regulations require the following to be filled in. If insulation has not yet been selected, FTC regulations require Seller to furnish Buyer the information below in writing as soon as available:

   WALL INSULATION: TYPE: ____________ THICKNESS: ____________ R-VALUE: ____________
   CEILING INSULATION: TYPE: ____________ THICKNESS: ____________ R-VALUE: ____________
   OTHER INSULATION DATA: ____________

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
MZ	09/13/2022			JRT	09/13/22		

OPTIONAL CLAUSES ADDENDUM TO PURCHASE & SALE AGREEMENT

Continued

7. ☑ **Leased Property Review Period and Assumption.** Buyer acknowledges that Seller leases the following items of personal property that are included with the sale: ☑ propane tank; ☐ security system; ☐ satellite dish and operating equipment; ☐ other ______________________________.

Seller shall provide Buyer a copy of the lease for the selected items within _______ days (5 days if not filled in) of mutual acceptance. If Buyer, in Buyer's sole discretion, does not give notice of disapproval within _______ days (5 days if not filled in) of receipt of the lease(s) or the date that the lease(s) are due, whichever is earlier, then this lease review period shall conclusively be deemed satisfied (waived) and at Closing, Buyer shall assume the lease(s) for the selected item(s) and hold Seller harmless from and against any further obligation, liability, or claim arising from the lease(s), if the lease(s) can be assumed. If Buyer gives timely notice of disapproval, then this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

8. ☐ **Homeowners' Association Review Period.** If the Property is subject to a homeowners' association or any other association, then Seller shall, at Seller's expense, provide Buyer a copy of the following documents (if available from the Association) within _______ days (10 days if not filled in) of mutual acceptance:

a. Association rules and regulations, including, but not limited to architectural guidelines;
b. Association bylaws and covenants, conditions, and restrictions (CC&Rs);
c. Association meeting minutes from the prior two (2) years;
d. Association Board of Directors meeting minutes from the prior six (6) months; and
e. Association financial statements from the prior two (2) years and current operating budget.

If Buyer, in Buyer's sole discretion, does not give notice of disapproval within _______ days (5 days if not filled in) of receipt of the above documents or the date that the above documents are due, whichever is earlier, then this homeowners' association review period shall conclusively be deemed satisfied (waived). If Buyer gives timely notice of disapproval, then this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

9. ☐ **Homeowners' Association Transfer Fee.** If there is a transfer fee imposed by the homeowners' association or any other association (e.g. a "move-in" or "move-out" fee), the fee shall be paid by the party as provided for in the association documents. If the association documents do not provide which party pays the fee, the fee shall be paid by ☐ Buyer; ☐ Seller (Seller if not filled in).

10. ☐ **Excluded Item(s).** The following item(s), that would otherwise be included in the sale of the Property, is excluded from the sale ("Excluded Item(s)"). Seller shall repair any damage to the Property caused by the removal of the Excluded Item(s). Excluded Item(s):

11. ☐ **Home Warranty.** Buyer and Seller acknowledge that home warranty plans are available which may provide additional protection and benefits to Buyer and Seller. Buyer shall order a one-year home warranty as follows:

a. Home warranty provider: ______________________________
b. Seller shall pay up to $____________ ($0.00 if not filled in) of the cost for the home warranty, together with any included options, and Buyer shall pay any balance.
c. Options to be included: ______________________________
______________________________ (none, if not filled in).
d. Other: ______________________________.

12. ☐ **Other.**

MZ 09/13/2022		JRT 09/13/22	
Buyer's Initials Date	Buyer's Initials Date	Seller's Initials Date	Seller's Initials Date

ADDENDUM / AMENDMENT TO PURCHASE AND SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated **September 13, 2022**

between **Fundhomes I, LLC - WA01** ("Buyer")
Buyer Buyer

and **Estate of Rannveig H Torgersen** ("Seller")
Seller Seller

concerning **4965 Harbor Hills Drive Freeland WA 98249** (the "Property").
Address City State Zip

IT IS AGREED BETWEEN THE SELLER AND BUYER AS FOLLOWS:

Buyer and/or Buyer's representative, accompanied by a licensed Broker, may access the Property, at least twice, as needed for measurements, contract quotes, walk-through, appraisals, or other standard purposes. Buyer must give Seller at least 24 hours notice. Buyers reserve the right for a final walk-through as outlined in Form 21, regardless of any other access granted.

ALL OTHER TERMS AND CONDITIONS of said Agreement remain unchanged.

MZ 09/13/2022		JRT 09/13/22	
Buyer's Initials Date	Buyer's Initials Date	Seller's Initials Date	Seller's Initials Date

FINANCING ADDENDUM TO PURCHASE & SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated **September 13, 2022**

between **Fundhomes I, LLC - WA01** (Buyer) ______ (Buyer) ("Buyer")

and **Estate of Rannveig H Torgersen** (Seller) ______ (Seller) ("Seller")

concerning **4965 Harbor Hills Drive** (Address) **Freeland** (City) **WA** (State) **98249** (Zip) (the "Property").

1. LOAN APPLICATION.

a. **Loan Application.** This Agreement is contingent on Buyer obtaining the following type of loan or loans to purchase the Property (the "Loan(s)"): ☑ Conventional First; ☐ Conventional Second; ☐ Bridge; ☐ VA; ☐ FHA; ☐ USDA; ☐ Home Equity Line of Credit; ☐ Other ______ (the "Financing Contingency"). Buyer shall pay ☐ $ ______; or ☑ **20** % of the Purchase Price down, in addition to the Loans. Buyer shall make application for the Loans to pay the balance of the Purchase Price and pay the application fee, if required, for the subject Property within **10** days (5 days if not filled in) after mutual acceptance of this Agreement. For the purposes of this Addendum, "application" means the submission of Buyer's financial information for the purposes of obtaining an extension of credit including Buyer's name, income, social security number (if required), the Property address, purchase price, and the loan amount. If not waived, the Financing Contingency shall survive the Closing Date.

b. **Waiver of Financing Contingency.** If Buyer (i) fails to make application for financing for the Property within the agreed time; (ii) changes the type of loan at any time without Seller's prior written consent; or (iii) changes the lender without Seller's prior written consent after the agreed upon time to apply for financing expires, then the Financing Contingency shall be deemed waived. Buyer's waiver of the Financing Contingency under this Paragraph 1(b) also constitutes waiver of Paragraph 5 (Appraisal Less Than Sales Price). For purposes of this Addendum, "lender" means either the party to whom the application was submitted or the party funding the loan. Buyer authorizes Listing Broker and Seller to inquire about the status of Buyer's loan approval with lender any time prior to Closing. Buyer will execute an authorization form, if required by lender, to accomplish the same.

2. FINANCING CONTINGENCY. Select "a" or "b" ("a" if neither is selected).

a. ☒ **Seller's Notice to Perform.**

i. **Notice to Perform.** At any time **21** days (21 days if not filled in) after mutual acceptance, Seller may give "Notice to Perform" requesting that Buyer waive the Financing Contingency and that Seller may give notice to terminate the Agreement at any time 3 days after delivery of that notice if Buyer does not earlier waive the Financing Contingency. NWMLS Form 22AR shall be used for this notice.

ii. **Notice of Termination.** If Buyer has not previously waived the Financing Contingency, Seller may give "Notice of Termination" of this Agreement any time 3 days after delivery of Notice to Perform. If Seller gives Notice of Termination before Buyer has waived the Financing Contingency, this Agreement is terminated and the Earnest Money shall be refunded to Buyer. NWMLS Form 22AR shall be used for this notice.

iii. **Appraisal Less Than Sales Price.** Buyer's waiver of the Financing Contingency under this Paragraph 2(a) ☐ will; or ☒ will not (will not, if not filled in) constitute waiver of Paragraph 5 (Appraisal Less Than Sales Price).

b. ☐ **Automatic Waiver of Financing Contingency.**

i. **Waiver.** The Financing Contingency shall conclusively be deemed waived unless within ______ days (21 days if not filled in) after mutual acceptance, Buyer gives notice of termination of this Agreement. If Buyer gives timely notice of termination, the Earnest Money shall be refunded to Buyer after Buyer delivers written confirmation from Buyer's lender as required by Paragraph 4.

ii. **Appraisal Less Than Sales Price.** Buyer's waiver of the Financing Contingency under this Paragraph 2(b) ☐ will; or ☐ will not (will not, if not filled in) constitute waiver of Paragraph 5 (Appraisal Less Than Sales Price).

**FINANCING ADDENDUM TO
PURCHASE & SALE AGREEMENT**

3. **LOAN COST PROVISIONS.** Seller shall pay up to ❑ $ ________________; or ❑ ______% of the Purchase Price ($0.00 if not filled in), which shall be applied to Buyer's Loan(s) and settlement costs, including prepaids, loan discount, loan fee, interest buy down, financing, closing or other costs allowed by lender. That amount shall include the following costs that lender is prohibited from collecting from Buyer: (a) up to $300.00 for Buyer's Loan(s) and settlement costs for FHA/USDA/VA loans; and (b) unless agreed otherwise below, Buyer's share of the escrow fee for a VA loan. Seller shall pay the costs for (a) and (b), even if the amount agreed upon in this Paragraph 3 is insufficient to pay for those costs. If checked, ❑ Buyer shall pay Buyer's share of the escrow fee for the VA loan (note that VA regulations prohibit Buyer from paying loan and settlement costs exceeding one percent of the amount of the loan).

4. **EARNEST MONEY.** If Buyer has not waived the Financing Contingency, and is unable to obtain financing by Closing after a good faith effort then, on Buyer's notice, this Agreement shall terminate. The Earnest Money shall be refunded to Buyer after lender confirms in writing (a) the date Buyer's loan application for the Property was made, including a copy of the loan estimate that was provided to Buyer; (b) that Buyer possessed sufficient funds to close (e.g. down payment, closing costs, etc.); and (c) the reasons Buyer was unable to obtain financing by Closing. If Seller terminates this Agreement, the Earnest Money shall be refunded without need for such confirmation.

5. **APPRAISAL LESS THAN SALE PRICE.**

   a. **Notice of Low Appraisal.** If lender's appraised value of the Property is less than the Purchase Price, Buyer may, within 3 days after receipt of a copy of lender's appraisal, give notice of low appraisal, which shall include a copy of lender's appraisal. NWMLS Form 22AN may be used for the notices in this Paragraph 5.

   b. **Seller's Response.** Seller shall, within 10 days after Buyer's notice of low appraisal, give notice of:

      i. A reappraisal or reconsideration of value, at Seller's expense, by the same appraiser or another appraiser acceptable to lender, in an amount not less than the Purchase Price. Buyer shall promptly seek lender's approval of such reappraisal or reconsideration of value. The parties are advised that lender may elect not to accept a reappraisal or reconsideration of value;

      ii. Seller's consent to reduce the Purchase Price to an amount not more than the amount specified in the appraisal or reappraisal by the same appraiser, or an appraisal by another appraiser acceptable to lender, whichever is higher. (This provision is not applicable if this Agreement is conditioned on FHA, VA, or USDA financing. FHA, VA, and USDA financing does not permit the Buyer to be obligated to buy if the Seller reduces the Purchase Price to the appraised value. Buyer, however, has the option to buy at the reduced price.);

      iii. Seller's proposal to reduce the Purchase Price to an amount more than the amount specified in the appraisal and for Buyer to pay the necessary additional funds (the amount the reduced Purchase Price exceeds the appraised value) to close the sale; or

      iv. Seller's rejection of Buyer's notice of low appraisal.

      If Seller timely delivers notice of (i) reappraisal or reconsideration of value; or (ii) consent to reduce the Purchase Price to an amount not more than the amount specified in the appraisal (except for FHA, VA, or USDA financing), and lender accepts Seller's response, then Buyer shall be bound by Seller's response.

   c. **Buyer's Reply.**

      i. Buyer shall have 3 days from either Seller's notice of rejection of low appraisal or, if Seller fails to respond, the day Seller's response period ends, whichever is earlier, to (a) waive the Financing Contingency; or (b) terminate the Agreement, in which event the Earnest Money shall be refunded to Buyer.

      ii. If Seller proposes to reduce the Purchase Price to an amount more than the appraised value, Buyer shall have 3 days to (a) accept and represent that Buyer has sufficient funds to close the sale in accordance with this provision; or (b) terminate the Agreement, in which event the Earnest Money shall be refunded to Buyer.

      iii. If Seller consents to reduce the Purchase Price to an amount not more than the appraised value for FHA, VA, or USDA financing, Buyer shall have 3 days to (a) give notice that Buyer will buy at the reduced price; or (b) terminate the Agreement, in which event the Earnest Money shall be refunded to Buyer.

      Buyer's inaction during this reply period shall result in termination of the Agreement and return of the Earnest Money to Buyer. The Closing Date shall be extended as necessary to accommodate the foregoing times for notices.

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
MZ	09/13/2022			JRT	09/13/22		

FINANCING ADDENDUM TO PURCHASE & SALE AGREEMENT

6. **INSPECTION.** Seller shall permit inspections required by lender, including but not limited to structural, pest, heating, plumbing, roof, electrical, septic, and well inspections. Seller is not obligated to pay for such inspections unless otherwise agreed.

7. **FHA/VA/USDA - Appraisal Certificate.** If this Agreement is contingent on Buyer obtaining FHA, VA, or USDA financing, notwithstanding any other provisions of this Agreement, Buyer is not obligated to complete the purchase of the Property unless Buyer has been given in accordance with HUD/FHA, VA, or USDA requirements a written statement by FHA, VA, USDA or a Direct Endorsement lender, setting forth the appraised value of the Property (excluding closing costs). Seller and Buyer shall execute a document setting forth the prior provision, or similar provision, known as the FHA, VA, or USDA amendatory clause, as required by lender. Buyer shall pay the costs of any appraisal. If the appraised value of the Property is less than the Purchase Price, Buyer may give the notice of low appraisal in Paragraph 5.

   Purpose of Appraisal. The appraised valuation is arrived at only to determine the maximum mortgage FHA, VA, or USDA will insure. FHA, VA, or USDA do not warrant the value or the condition of the Property. Buyer agrees to satisfy himself/herself that the price and condition of the Property are acceptable.

8. **VA Amendatory Clause.** If the Buyer is obtaining VA financing, it is expressly agreed that, notwithstanding any other provisions of this contract, the purchaser shall not incur any penalty by forfeiture of earnest money or otherwise be obligated to complete the purchase of the property described herein, if the contract purchase price or cost exceeds the reasonable value of the property established by the Department of Veterans Affairs. The purchaser shall, however, have the privilege and option of proceeding with the consummation of this contract without regard to the amount of the reasonable value established by the Department of Veterans Affairs.

9. **EXTENSION OF CLOSING.** If, through no fault of Buyer, lender is required by 12 CFR 1026 to give corrected disclosures to Buyer due to (a) a change in the Annual Percentage Rate ("APR") of Buyer's Loan(s) by .125% or more for a fixed rate loan or .250% or more for an adjustable rate loan; (b) a change in the loan product; or (c) the addition of a prepayment penalty, then upon notice from Buyer, the Closing Date shall be extended for up to 4 days to accommodate the requirements of Regulation Z of the Truth in Lending Act. This paragraph shall survive Buyer's waiver of this Financing Contingency.

See Form 36 Counter

INSPECTION ADDENDUM TO PURCHASE AND SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated **September 13, 2022**

between **Fundhomes I, LLC - WA01** ("Buyer")
Buyer Buyer

and **Estate of Rannveig H Torgersen** ("Seller")
Seller Seller

concerning **4965 Harbor Hills Drive** **Freeland** **WA** **98249** (the "Property").
Address City State Zip

1. **INSPECTION CONTINGENCY.** This Agreement is conditioned on Buyer's subjective satisfaction with inspections of the Property and the improvements on the Property. Buyer's inspections may include, at Buyer's option and without limitation, the structural, mechanical and general condition of the improvements to the Property, compliance with building and zoning codes, an inspection of the Property for hazardous materials, a pest inspection, and a soils/stability inspection. Buyer's general home inspection must be performed by Buyer or a person licensed under RCW 18.280. Buyer may engage specialists (e.g. plumbers, electricians, roofers, etc.) to conduct further inspections of the Property.

   a. **Sewer Inspection.** Buyer's inspection of the Property ☑ may; ☐ may not (may, if not checked) include an inspection of the sewer system, which may include a sewer line video inspection and assessment and may require the inspector to remove toilets or other fixtures to access the sewer line.

2. **BUYER'S OBLIGATIONS.** All inspections are to be (a) ordered by Buyer, (b) performed by inspectors of Buyer's choice, and (c) completed at Buyer's expense. Buyer shall not alter the Property or any improvements on the Property without first obtaining Seller's permission. Buyer is solely responsible for interviewing and selecting all inspectors. Buyer shall restore the Property and all improvements on the Property to the same condition they were in prior to the inspection. Buyer shall be responsible for all damages resulting from any inspection of the Property performed on Buyer's behalf.

   See Form 36 Counter

3. **BUYER'S NOTICE.** This inspection contingency shall conclusively be deemed waived and Seller shall not be obligated to make any repairs or modifications unless within ~~10~~ days (10 days if not filled in) after mutual acceptance of this Agreement (the "Initial Inspection Period"), Buyer gives notice (a) approving the inspection and waiving this contingency; (b) disapproving the inspection and terminating the Agreement; (c) that Buyer will conduct additional inspections; or (d) proposing repairs to the property or modifications to the Agreement. If Buyer disapproves the inspection and terminates the Agreement, the Earnest Money shall be refunded to Buyer. If Buyer proposes repairs to the property or modifications to the Agreement, including adjustments to the purchase price or credits for repairs to be performed after Closing, the parties shall negotiate as set forth in Paragraph 6, below. The parties may use NWMLS Form 35R to give notices required by this Addendum.

4. **INSPECTION REPORT.** Buyer shall not provide the inspection report, or portions of the report, to Seller, unless Seller requests otherwise or as required by Paragraph 5.

   a. **Waiver of Contingency by Buyer.** If Buyer provides any portion of the inspection report to Seller without Seller's prior written consent or as required by Paragraph 5, the inspection contingency shall conclusively be deemed waived.

   b. **Seller Consent.** The selection of either checkbox below by Seller shall not be considered a counteroffer.

      ☐ Seller requests that Buyer provide the inspection report to Seller.

      ☐ If Buyer requests repairs or modifications to the Agreement, Seller requests that Buyer provide to Seller only the portions of the inspection report related to the requested repairs or modifications to the Agreement.

5. **ADDITIONAL TIME FOR INSPECTIONS.** If an inspector so recommends, Buyer shall have additional time to obtain further evaluation of any item by a specialist at Buyer's option and expense if, on or before the end of the Initial Inspection Period, Buyer provides Seller a copy of the inspector's recommendation and notice that Buyer will seek additional inspections. If Buyer gives timely notice of additional inspections, Buyer shall have ______________ (5 days if not filled in) after giving the notice to obtain the additional inspection(s) as recommended by the inspector.

MZ 09/13/2022		JRT 09/13/22	
Buyer's Initials Date	Buyer's Initials Date	Seller's Initials Date	Seller's Initials Date

INSPECTION ADDENDUM
TO PURCHASE AND SALE AGREEMENT
Continued

6. **BUYER'S REQUESTS FOR REPAIRS OR MODIFICATIONS.** If Buyer requests repairs or modifications pursuant to Paragraph 3, the parties shall negotiate as set forth in this Paragraph 6. Buyer's initial request and Seller's response made in accordance with the following procedures are irrevocable for the time period provided.

   a. **Seller's Response to Request for Repairs or Modifications.** Seller shall have ___________ days (3 days if not filled in) after receipt of Buyer's request for repairs or modifications to give notice that Seller (i) agrees to the repairs or modifications proposed by Buyer; (ii) agrees to some of the repairs or modifications proposed by Buyer; (iii) rejects all repairs or modifications proposed by Buyer; or (iv) offers different or additional repairs or modifications. If Seller agrees to the terms of Buyer's request for repairs or modifications, this contingency shall be satisfied and Buyer's Reply shall not be necessary. If Seller does not agree to all of Buyer's repairs or modifications, Buyer shall have an opportunity to reply, as follows:

   b. **Buyer's Reply.** If Seller does not agree to all of the repairs or modifications proposed by Buyer, Buyer shall have _______ days (3 days if not filled in) from either the day Buyer receives Seller's response or, if Seller fails to timely respond, the day Seller's response period ends, whichever is earlier, to (i) accept the Seller's response at which time this contingency shall be satisfied; (ii) agree with the Seller on other remedies; or (iii) disapprove the inspection and terminate the Agreement, in which event, the Earnest Money shall be refunded to Buyer.

ATTENTION BUYER: These time periods for negotiating repairs or modifications shall not repeat. The parties must either reach a written agreement or Buyer must terminate this Agreement by the Buyer's Reply deadline set forth in Paragraph 6(b). Buyer's inaction during Buyer's reply period shall result in waiver of this inspection condition, in which case Seller shall not be obligated to make any repairs or modifications whatsoever and this contingency shall be deemed waived.

7. **REPAIRS.** If Seller agrees to make the repairs proposed by Buyer, then repairs shall be accomplished at Seller's expense in a commercially reasonable manner and in accordance with all applicable laws no fewer than _______ days (3 days if not filled in) prior to the Closing Date. In the case of hazardous materials, "repair" means removal or treatment (including but not limited to removal or, at Seller's option, decommissioning of any oil storage tanks) of the hazardous material at Seller's expense as recommended by and under the direction of a professional selected by Seller. Seller's repairs are subject to re-inspection and approval, prior to Closing, by the inspector who recommended the repair, if Buyer elects to order and pay for such re-inspection. If Buyer agrees to pay for any repairs prior to Closing, the parties are advised to seek the counsel of an attorney to review the terms of that agreement.

8. **OIL STORAGE TANKS.** Any inspection regarding oil storage tanks or contamination from such tanks shall be limited solely to determining the presence or non-presence of oil storage tanks on the Property, unless otherwise agreed in writing by Buyer and Seller.

9. **ON-SITE SEWAGE DISPOSAL SYSTEMS ADVISORY.** Buyer is advised that on-site sewage disposal systems, including "septic systems," are subject to strict governmental regulation and occasional malfunction and even failure. Buyer is advised to consider conducting an inspection of any on-site sewage system in addition to the inspection of the Property provided by this Form 35 by including an appropriate on-site sewage disposal inspection contingency such as NWMLS Form 22S (Septic Addendum).

10. ❑ **NEIGHBORHOOD REVIEW CONTINGENCY.** If the box is checked, Buyer's inspection includes Buyer's subjective satisfaction that the conditions of the neighborhood in which the Property is located are consistent with the Buyer's intended use of the Property (the "Neighborhood Review"). The Neighborhood Review may include Buyer's investigation of the schools, proximity to bus lines, availability of shopping, traffic patterns, noise, parking and investigation of other neighborhood, environmental and safety conditions the Buyer may determine to be relevant in deciding to purchase the Property. If Buyer does not give notice of disapproval of the Neighborhood Review within _______ (3 days if not filled in) of mutual acceptance of the Agreement, then this Neighborhood Review condition shall conclusively be deemed satisfied (waived). If Buyer gives a timely notice of disapproval, then this Agreement shall terminate and the Earnest Money shall be refunded to Buyer.

MZ 09/13/2022		JRT 09/13/22	
Buyer's Initials Date	Buyer's Initials Date	Seller's Initials Date	Seller's Initials Date

Authentisign ID: 41100252-8334-ED11-AE83-14CB655B2CA7

CHICAGO TITLE
COMPANY OF WASHINGTON

EXHIBIT "A"

Order No.: 245452392

Lot 1, Block 4, PLAT OF HOLMES HARBOR GOLF AND YACHT CLUB, DIVISION NO. 7, according to the plat thereof, recorded in Volume 9 of Plats, page 5, records of Island County, Washington.

Situate in the County of Island, State of Washington.

JRT 08/14/22
Estate of Rannveig H Torgersen

MZ 09/13/22

FIRPTA CERTIFICATION

The Foreign Investment in Real Property Tax Act ("FIRPTA"), 26 U.S.C. 1445, provides that a buyer of a U.S. real property interest must withhold tax if Seller is a foreign person, unless one of the exceptions in the Act applies. The following will inform Buyer and Closing Agent whether tax withholding is required.

Note: The above law applies to foreign corporations, partnerships, trusts, estates and other foreign entities, as well as to foreign individuals. If Seller is a corporation, partnership, trust, estate or other entity, the terms "I" and "my" as used below means the corporation or other entity. A "real property interest" includes full or part ownership of land and/or improvements thereon; leaseholds; options to acquire any of the foregoing; and an interest in foreign corporations, partnerships, trusts or other entities holding U.S. real estate.

SELLER CERTIFICATION. Seller hereby certifies the following:

PROPERTY. I am the Seller of real property ☑ at:

4965 Harbor Hills Dr (Address) Freeland (City) WA (State) 98249 (Zip)

or ☐ (if no street address) legally described on the attached.

CITIZENSHIP STATUS. I ☐ AM ☑ AM NOT a non-resident alien (or a foreign corporation, foreign partnership, foreign trust, foreign estate or other foreign business entity) for purposes of U.S. income taxation.

TAXPAYER I.D. NUMBER.
My U.S. taxpayer identification number (e.g. social security number) is ____________ (Tax I.D. number to be provided by Seller at Closing)

ADDRESS.
My home address is 4965 Harbor Hills Dr (Address) Freeland (City) WA (State) 98249-9792 (Zip)

Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete. I understand that this Certification may be disclosed to the Internal Revenue Service ("IRS") and that any false statement I have made here could be punished by fine, imprisonment, or both.

Janet R Torgersen, PR	08/14/2022		
Seller — Estate of Rannveig H Torgersen	Date	Seller	Date

BUYER CERTIFICATION (Only applicable if Seller is a non-resident alien).

If Seller is a non-resident alien, and has not obtained a release from the IRS, then Closing Agent must withhold 15% of the amount realized from the sale and pay it to the IRS, unless Buyer certifies that the selected statement below is correct:

☐ **Amount Realized ($300,000 or less) and Family Residence = No Tax.** (a) I certify that the total price that I am to pay for the property, including liabilities assumed and all other consideration to Seller, does not exceed $300,000; and (b) I certify that I or a member of my family* have definite plans to reside on the property for at least 50% of the time that the property is used by any person during each of the first two twelve month periods following the date of this sale. If Buyer certifies these statements, there is no tax.

☐ **Amount Realized (more than $300,000, but not exceeding $1,000,000) and Family Residence = 10% Tax.** (a) I certify that the total price that I am to pay for the property, including liabilities assumed and all other consideration to Seller, exceeds $300,000, but does not exceed $1,000,000; and (b) I certify that I or a member of my family* have definite plans to reside on the property for at least 50% of the time that the property is used by any person during each of the first two twelve month periods following the date of this sale. If Buyer certifies these statements, then Closing Agent must withhold 10% of the amount realized from the sale and pay it to the IRS.

* (Defined in 11 U.S.C. 267(c)(4). It includes brothers, sisters, spouse, ancestors and lineal descendants).

Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief both statements are true, correct and complete. I understand that this Certification may be disclosed to the IRS and that any false statement I have made here could be punished by fine, imprisonment, or both.

Ming Zhu	09/13/22		
Buyer	Date	Buyer	Date

IDENTIFICATION OF UTILITIES
ADDENDUM TO PURCHASE AND SALE AGREEMENT

The following is part of the Purchase and Sale Agreement dated 09/13/2022

between Fundhomes I, LLC - WA01 (Buyer) (Buyer) ("Buyer")

and Estate of Rannveig H Torgersen (Seller) (Seller) ("Seller")

concerning 4965 Harbor Hills Dr (Address) Freeland (City) WA (State) 98249 (Zip) (the "Property").

Pursuant to RCW 60.80, Buyer and Seller request the Closing Agent to administer the disbursement of closing funds necessary to satisfy unpaid utility charges, if any, affecting the Property. The names and addresses of all utilities providing service to the Property and having lien rights are as follows:

Utility	Details
WATER DISTRICT:	Name: Freeland Water; e-mail or website (optional): ; Address: ; City, State, Zip: ; Fax. No. (optional):
SEWER DISTRICT:	Name: Holmes Harbor Sewer; e-mail or website (optional): ; Address: ; City, State, Zip: ; Fax. No. (optional):
IRRIGATION DISTRICT:	Name: ; e-mail or website (optional): ; Address: ; City, State, Zip: ; Fax. No. (optional):
GARBAGE:	Name: Island Disposal (360) 321-1331; e-mail or website (optional): ; Address: ; City, State, Zip: ; Fax. No. (optional):
ELECTRICITY:	Name: Puget Sound Energy (888) 225-5773; e-mail or website (optional): ; Address: ; City, State, Zip: ; Fax. No. (optional):
GAS:	Name: Propane; e-mail or website (optional): ; Address: ; City, State, Zip: ; Fax. No. (optional):
SPECIAL DISTRICT(S): (local improvement districts or utility local improvement districts)	Name: ; e-mail or website (optional): ; Address: ; City, State, Zip: ; Fax. No. (optional):

If the above information has not been filled in at the time of mutual acceptance of this Agreement, then (1) within ________ days (5 if not filled in) of mutual acceptance of this Agreement, Seller shall provide the Listing Broker or Buyer Broker with the names and addresses of all utility providers having lien rights affecting the Property and (2) Buyer and Seller authorize Listing Broker or Buyer Broker to insert into this Addendum the names and addresses of the utility providers identified by Seller.

Nothing in this Addendum shall be construed to diminish or alter the Seller's obligation to pay all utility charges (including unbilled charges). Buyer understands that the Listing Broker and Buyer Broker are not responsible for, or to insure payment of, Seller's utility charges.

Buyer's Initials	Date	Buyer's Initials	Date	Seller's Initials	Date	Seller's Initials	Date
MZ	09/13/22			JRT (Estate of Rannveig H Torgersen)	08/14/2022		